UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 5, 2015, Lakeland Industries, Inc. (the “Company”) entered into an agreement with Capitol Restoration Dry Cleaners, Inc., as purchaser, for the sale of the Company’s corporate headquarter offices located at 701-7 Koehler Avenue, Ronkonkoma, New York, for a purchase price of $517,500.00. The sale transaction is expected to close on or about April 27, 2015. The Company intends to seek smaller leased quarters in the area for its corporate office.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Contract of Sale, dated as of January 5, 2015, by and between Lakeland Industries, Inc., as seller, and Capitol Restoration Dry Cleaners, Inc., as purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2015

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit

Number	Description
10.1	Contract of Sale, dated as of January 5, 2015, by and between Lakeland Industries, Inc., as seller, and Capitol Restoration Dry Cleaners, Inc., as purchaser.